Exhibit 24.2

POWER OF ATTORNEY

Each of the undersigned does hereby appoint Celia A. Colbert and Bruce N. Kuhlik, and each of them severally, to be his or her true and lawful attorney or attorneys to execute on behalf of the undersigned (whether on behalf of Merck & Co., Inc., or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) a Registration Statement and any and all amendments (including post-effective amendments) and all documents relating thereto, and to file the same with all relevant exhibits or documents with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of:

Deferred compensation obligations which may be issued under the:

•	The MSD Deferral Program, as amended and restated;

As well as an indeterminate number of plan interests under each of the:

•	The MSD Employee Savings and Security Plan, as amended;

•	The MSD Employee Stock Purchase and Savings Plan, as amended; and

•	The MSD Puerto Rico Employee Savings and Security Plan, as amended

As well as shares of Common Stock of Merck & Co., Inc. which may be purchased under the following plans which are grouped together on a single Registration Statement on Form S-8:

•	The MSD 2007 Incentive Stock Plan, as amended and restated;

•	The Merck & Co., Inc. 2006 Non-Employee Directors Stock Option Plan, as amended and restated;

•	The MSD 2004 Incentive Stock Plan, as amended;

•	The MSD 2001 Incentive Stock Plan as amended;

•	The MSD 1996 Incentive Stock Plan, as amended;

•	The Merck & Co., Inc. 2001 Non-Employee Directors Stock Option Plan, as amended;

•	The Merck & Co., Inc. 1996 Non-Employee Directors Stock Option Plan, as amended;

•	The Rosetta Inpharmatics, Inc. 2000 Stock Plan; and

•	The Rosetta Inpharmatics, Inc. 1997 Stock Plan.

IN WITNESS WHEREOF, this instrument has been duly executed as of the 3rd day of November, 2009.

By:	/s/ Richard T. Clark
Richard T. Clark
Chairman, President and Chief Executive Officer
(Principle Executive Officer)

By:	/s/ Peter N. Kellogg
Peter N. Kellogg
Executive Vice President and Chief Financial Officer
(Principle Financial Officer)

By:	/s/ John Canan
John Canan
Senior Vice President and Controller
(Controller)

IN WITNESS WHEREOF, this instrument has been duly executed as of the 3rd day of November 2009.

/s/ Leslie A. Brun
Leslie A. Brun	Rochelle B. Lazarus

/s/ Thomas R. Cech	/s/ Carlos E. Represas
Thomas R. Cech, Ph.D.	Carlos E. Represas

/s/ Richard T. Clark	/s/ Patricia F. Russo
Richard T. Clark	Patricia F. Russo

/s/ Thomas E. Shenk
Thomas H. Glocer	Thomas E. Shenk, Ph.D.

Steven F. Goldstone	Anne M. Tatlock

/s/ Samuel O. Thier
William B. Harrison, Jr.	Samuel O. Thier, M.D.

/s/ Harry R. Jacobson	/s/ Craig B. Thompson
Harry R. Jacobson, M.D.	Craig B. Thompson, M.D.

/s/ William N. Kelley
William N. Kelley, M.D.	Wendell P. Weeks

/s/ C. Robert Kidder	/s/ Peter C. Wendell
C. Robert Kidder	Peter C. Wendell